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                                                                    EXHIBIT 10.5

                  RESEARCH AND ASSIGNMENT AND LICENSE AGREEMENT

        This Research and Assignment and License Agreement (this "Agreement") is effective as of February 24, 1999 ("the EFFECTIVE DATE") by and between Ixsys, Inc., a Delaware corporation, having an address at 3520 Dunhill Road, San Diego, CA 92121 ("IXSYS"), and MedImmune, Inc., a Delaware Corporation, having offices at 35 West Watkins Mill Road, Gaithersburg, MD 20878 ("MEDIMMUNE").

        WHEREAS, MEDIMMUNE desires that IXSYS perform certain research and development to modify a certain antibody; and

        WHEREAS, IXSYS desires to perform such work on the terms and conditions of this Agreement.

        NOW THEREFORE in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

        SECTION 1 - DEFINITIONS.

        The terms used in this Agreement have the following meaning:

        1.1 "AFFILIATE," as applied to a person or entity, means any other person or entity controlling or controlled by or under common control with such person or entity. The term "control" means possession of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise. The ownership of voting securities of a person, organization or entity, however, shall not, in and of itself, constitute "control" for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such person, organization or entity. Affiliate shall also mean a limited partnership in which a subsidiary of such person, organization or entity is a general partner.

        1.2 "ANTIBODY" means an antibody that specifically binds to *** (including, but not limited to, variants, chimeric antibodies, humanized antibodies, recombinant antibodies, grafted antibodies, single chain antibodies, and the like) developed by IXSYS during the term of the PROGRAM or a fragment of such an antibody.

        1.3 "ASSIGNED MATERIALS AND INFORMATION" means all ANTIBODIES, cell lines used by IXSYS for producing ANTIBODIES, polynucleotides encoding ANTIBODIES, assays, vectors and constructs for producing ANTIBODIES, sequence information regarding such ANTIBODIES and polynucleotides, and the results of the testing and evaluation of such ANTIBODIES and information and data useful for the manufacture, making and use of ANTIBODY, in each case which is developed by IXSYS during the term of the PROGRAM, and only in the case of assays, vectors and constructs, only to the extent IXSYS or its AFFILIATES has the right during the term of the PROGRAM to assign such to MEDIMMUNE.

        1.4 "ASSIGNED PATENT(S)" means any patent or patent application (or equivalents thereof, such as extensions or other rights that give the right to exclude others such as Supplementary Protection Certificates) anywhere in the world to the extent a claim thereof would be infringed by the manufacture, use, or sale of a product comprising an ANTIBODY and that is based on ANTIBODY and/or ASSIGNED MATERIALS AND INFORMATION.

        1.5 "DESIGNATED AMOUNT" means the total worldwide sales of products comprising the EXISTING ANTIBODY sold by or on behalf of MEDIMMUNE for the twelve-


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

month period prior to the time a PRODUCT receives all licensing and pricing approvals for sale of PRODUCT in a country.

        1.6 *** means ***.

        1.7 "EXISTING IXSYS PATENT(S)" means any patent or patent application (or equivalents thereof, such as extensions or other rights that give the right to exclude others such as Supplementary Protection Certificates) anywhere in the world to the extent the claims of which would be infringed by the manufacture, use or sale of a product comprising an ANTIBODY, and only to the extent that it is either owned by or licensed to IXSYS (with the right to grant sublicenses) or as to which IXSYS otherwise has licensable rights, in each case, as of the EFFECTIVE DATE.

        1.8 "FIRST COMMERCIAL SALE" means, in each country, (a) the first sale of a PRODUCT by MEDIMMUNE, its AFFILIATE or SUBLICENSEE following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made, or (b) when governmental approval is not required, the first commercial sale of a PRODUCT by MEDIMMUNE, its AFFILIATE or SUBLICENSEE in that country.

        1.9 "FTE" means one full time equivalent scientific investigator, together with all reasonably necessary materials, equipment and facilities used thereby.

        1.10 "MATERIALS" means ANTIBODIES, cell lines used or developed by IXSYS for producing ANTIBODIES, polynucleotides encoding ANTIBODIES, and the assays, vectors and constructs for producing ANTIBODIES, in each case only to the extent owned by or licensed to IXSYS (with the right to grant sublicenses) or as to which IXSYS otherwise has transferable



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rights, and in the possession and control of IXSYS, in each case, that exists as of the EFFECTIVE DATE.

        1.11 "NET SALES" means, with respect to any PRODUCT, the invoiced sales price of such PRODUCT sold by MEDIMMUNE, its AFFILIATES and SUBLICENSEES to independent customers who are not AFFILIATES, less (a) actual and customary credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated, rejected or returned PRODUCT; (b) actual freight and insurance costs incurred in transporting such PRODUCT to such customers; (c) actual and customary cash, quantity and trade discounts; (d) sales, use, value-added and taxes or governmental charges (excluding what is commonly known as income taxes) incurred in connection with the exportation or importation of such PRODUCT; (e) the cost to MEDIMMUNE of the devices for dispensing or administering such PRODUCT as well as diluents or similar materials which accompany such PRODUCT as it is sold and
(f) reasonable allowance for bad debt, all of the above in accordance with Generally Accepted Accounting Principles. For purposes of determining NET SALES, a sale shall have occurred when an invoice therefor shall be generated or the PRODUCT shipped for delivery. Sales of PRODUCTS by MEDIMMUNE, an AFFILIATE or SUBLICENSEE to any AFFILIATE or SUBLICENSEE which is a reseller thereof shall be excluded, and only the subsequent sale of such PRODUCTS by AFFILIATES or SUBLICENSEES to unrelated parties shall be deemed NET SALES hereunder.

        1.12 "PRODUCT" means a product comprising (i) an ANTIBODY, the manufacture, use or sale of which infringes a VALID PATENT CLAIM under the ASSIGNED PATENTS or under the EXISTING IXSYS PATENTS as to which MEDIMMUNE retains a license under this Agreement, (ii) an ANTIBODY assigned to MEDIMMUNE by IXSYS under this Agreement, or

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

(iii) an ANTIBODY which is derived from an ANTIBODY assigned to MEDIMMUNE under this Agreement.

        1.13 "PROGRAM" means the research and development program described generally in Section 2.1.

        1.14 "ROYALTY PERIOD" means, with respect to each PRODUCT in each country in the LICENSED TERRITORY, (a) if the manufacture, use, offer for sale, sale or import of such PRODUCT in such country at the time of the FIRST COMMERCIAL SALE infringes a VALID PATENT CLAIM (if in an issued patent) but for the license granted by this Agreement, the royalty period continues for as long as such VALID PATENT CLAIM remains in effect and (if in an issued patent) is infringed thereby but for the license granted by this Agreement, or (b) otherwise, *** years from the date of the FIRST COMMERCIAL SALE of such PRODUCT in such country.

        1.15   ***

        1.16 "SUBLICENSEE" means any AFFILIATE or THIRD PARTY that is granted a sublicense by MEDIMMUNE under this Agreement.

        1.17 "THIRD PARTY(IES)" means a person or entity other than IXSYS or MEDIMMUNE or any of their AFFILIATES.

        1.18 The term "VALID PATENT CLAIM" shall mean either (a) a claim of an issued and unexpired patent included within the ASSIGNED PATENTS or the EXISTING IXSYS PATENTS, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent

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application included within the ASSIGNED PATENTS or the EXISTING IXSYS PATENTS, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application, the subject matter of which has not been pending for more than five (5) years, including the pendency of any prior application.

        1.19 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

        1.20   All dollars are United States Dollars.

        SECTION 2 - THE PROGRAM

        2.1 (a) IXSYS shall perform a program of research and development in accordance with this Section 2 to produce modified antibodies to the ***, and shall use its commercially reasonable efforts to produce a modified antibody of the *** that *** as compared to ***, as measured in the *** model.

            (b) The parties shall prepare a mutually acceptable written workplan for the PROGRAM. Any such workplan shall be modified and supplemented from time to time only by the mutual written agreement of the parties.

            (c) The research and development work to be performed by IXSYS under the PROGRAM shall not be performed by a THIRD PARTY without the written approval of MEDIMMUNE.


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            (d) IXSYS shall allocate not less than *** FTEs to conduct the
PROGRAM and at the request of MEDIMMUNE upon sixty (60) days' prior written notice, IXSYS shall be required to allocate up to *** FTEs to conduct the PROGRAM, provided that once the FTEs are increased, MEDIMMUNE will not have the right to decrease the number of FTEs.

            (e) The PROGRAM shall commence on the date thirty (30) days after the EFFECTIVE DATE and continue for a term of *** thereafter provided however at the request of MEDIMMUNE, and upon sixty (60) days' prior written notice to IXSYS, the term shall be extended for up to *** in *** increments.

        2.2 It is understood that MEDIMMUNE intends to measure the potency of ANTIBODY obtained from IXSYS in the *** model to determine the potency thereof with a view toward developing and commercializing such an ANTIBODY. It is further understood and agreed that ANTIBODY obtained from IXSYS that is tested, if any, shall be determined by MEDIMMUNE, within its sole and absolute discretion, that MEDIMMUNE, within its sole and absolute discretion, shall determine whether or not to develop and/or commercialize a PRODUCT and which, if any, PRODUCT shall be developed and commercialized and in which, if any, countries it should be developed and commercialized.

        2.3 (a) MEDIMMUNE shall pay IXSYS at the rate equal to *** per FTE required to be allocated to the PROGRAM as set forth above, payable in equal quarterly installments of *** per FTE per quarter in advance on the EFFECTIVE DATE and each three (3)


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month anniversary thereof during the term of the PROGRAM for the period of
Section 2.1(e) which amount covers both direct and indirect expenses. If the number of FTEs is increased in any quarter, the pro-rata amount for such quarter for such increase shall be paid for the remainder of such quarter (and provided that such payment shall be due on the effective date of such increase if the notice and effective date of such increase is in the same calendar quarter).

            (b) MEDIMMUNE shall not be required to make any payments to IXSYS for research that exceeds the aggregate amount described in Section 2.3(a), and IXSYS shall not be required to perform research or development under the PROGRAM that exceeds such aggregate amount, unless agreed to in writing by both parties.

        2.4 Within ten (10) days after the EFFECTIVE DATE, MEDIMMUNE shall provide IXSYS with such quantity (as reasonably sufficient to enable IXSYS to conduct the PROGRAM) of the ***, polynucleotides encoding the *** and ***, the *** and together with any other information and data which the parties mutually agree is reasonably necessary for IXSYS to conduct the PROGRAM. Additionally, during the term of the PROGRAM, MEDIMMUNE shall provide IXSYS, at MEDIMMUNE's sole cost, with such technical assistance as IXSYS reasonably requests regarding the use of such assay under the PROGRAM.

        2.5 During the term of the PROGRAM, IXSYS shall permit representatives of MEDIMMUNE, upon reasonable notice during normal business hours at MEDIMMUNE's expense, to visit the facilities where IXSYS is conducting the PROGRAM and during such visits shall make employees of IXSYS, who are performing research and development under the



                                      -8-

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PROGRAM, reasonably available to representatives of MEDIMMUNE to discuss such research and development and the results thereof.

        2.6 Not later less than once each calendar quarter during the term of the PROGRAM, and not more than thirty (30) days after conclusion of the term of the PROGRAM, IXSYS, at the cost and expense of IXSYS, shall transfer to MEDIMMUNE the ASSIGNED MATERIALS AND INFORMATION and any other MATERIALS not previously transferred to MEDIMMUNE hereunder.

        2.7 For a period of six (6) months after the conclusion of the term of the PROGRAM, IXSYS, at the cost and expense of IXSYS, shall provide MEDIMMUNE with such technical assistance as reasonably requested by MEDIMMUNE with respect to the use of the ASSIGNED MATERIALS AND INFORMATION, and MATERIALS hereunder.

        2.8 Except as permitted by MEDIMMUNE, during the term of the PROGRAM and for a period of *** years thereafter, IXSYS and its AFFILIATES shall not (1) research, develop, make, have made, use or sell any antibody or any antibody fragment directed to *** or any polynucleotide encoding the foregoing, (2) perform research or development work for a THIRD PARTY with respect to any such antibody, fragment or polynucleotide , or (3) research, develop, make, have made, use or sell or grant rights to a THIRD PARTY with respect to any such antibody, fragment or polynucleotide that was conceived or reduced to practice during the term of the PROGRAM or within a period of *** years thereafter.

        2.9 IXSYS shall have the right to publish the results of IXSYS' work under the PROGRAM; provided, however, that IXSYS shall provide MEDIMMUNE the opportunity to


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review any proposed manuscripts or any other proposed disclosure describing such work sixty (60) days prior to their submission for publication or other proposed disclosure. MEDIMMUNE and IXSYS shall discuss whether or not such publication or disclosure should occur and it is expressly understood that MEDIMMUNE shall have the sole right to make a final determination as to whether or not such publication or disclosure shall occur provided that such determination is not unreasonable. It shall not be unreasonable to deny publication on the basis that the information proposed to be published is not generally available to the public and may aid a competitor in developing a competitive product.

        SECTION 3 - ASSIGNMENT AND LICENSE GRANTS.

        3.1 (a) IXSYS hereby grants to MEDIMMUNE and MEDIMMUNE hereby accepts from IXSYS a sole and exclusive worldwide right and license (or sublicense, as applicable) (1) under and to EXISTING IXSYS PATENTS to research, develop, make, have made, use, import, export and sell, offer to sell or have sold PRODUCTS and
(2) to make, have made and to use MATERIALS for all the purposes of Section 3.1(a)(1). Notwithstanding anything to the contrary in this Agreement, the rights and licenses granted to MEDIMMUNE under this Agreement exclude any right or license (express or implied) under any IXSYS patent rights or know-how regarding the generation, discovery or modification of antibody libraries, antibodies or fragments thereof, generally.

        (b) To the extent that the rights and licenses granted to MEDIMMUNE under Section 3.1(a) is a sublicense under a license agreement between IXSYS and a THIRD PARTY, the rights and licenses granted to MEDIMMUNE under such sublicense are limited to the extent that IXSYS has the right to grant sublicenses under such license agreement and such sublicense is subject to the terms, conditions and restrictions of such license agreement that are applicable to a sublicensee thereunder. MEDIMMUNE shall not take or omit to take any action the effect of which would cause IXSYS to be in breach of IXSYS' obligations under such license agreements (without regard to any applicable cure or notice requirements thereof).

        3.2 MEDIMMUNE shall have the right to grant sublicenses under the licenses and sublicenses granted under Section 3.1 (with the right to grant further sublicenses, subject to any terms, conditions and restrictions on further sublicensing under any license agreement under which MEDIMMUNE is a sublicensee) to its AFFILIATES and THIRD PARTIES. Each such sublicense shall be subject to the terms and conditions of this Agreement.

        3.3 The licenses granted hereunder include the right of MEDIMMUNE, its AFFILIATES and SUBLICENSEES to grant to the purchaser thereof the right to use and/or resell a purchased PRODUCT for which a royalty has been paid hereunder on NET SALES of such PRODUCT (determined in accordance with Section 1.11), without payment of any further royalty to IXSYS.

        3.4 (a) IXSYS agrees to assign and hereby assigns to MEDIMMUNE all right, title and interest in and to the ASSIGNED MATERIALS AND INFORMATION together with all ASSIGNED PATENTS and other intellectual property rights arising therefrom.

            (b) IXSYS agrees to cooperate with MEDIMMUNE and cause its employees to cooperate with MEDIMMUNE and to perform all acts, at MEDIMMUNE's request on reasonable notice and during normal business hours, as reasonably necessary (i) to perfect MEDIMMUNE's ownership interest in and to the ASSIGNED MATERIALS AND INFORMATION together with all ASSIGNED PATENTS and other intellectual property rights arising therefrom, and (ii) to facilitate the preparation, filing, prosecution and enforcement of the

ASSIGNED PATENTS. MEDIMMUNE shall reimburse IXSYS on demand for the reasonable cost to IXSYS (at the rate set forth in Section 2.3(a) plus all out-of-pocket expenses) incurred in connection therewith.

            (c) IXSYS hereby reserves the nonexclusive, nontransferable right to use information and data that are included in ASSIGNED MATERIALS AND INFORMATION for its own internal research use; provided, however, that IXSYS shall not use the ASSIGNED MATERIALS AND INFORMATION to make, have made, use or sell any antibody directed to ***, or perform research or development work for a THIRD PARTY with respect to any such antibody.

        SECTION 4 - CONFIDENTIALITY.

        4.1 During the term of this Agreement, IXSYS agrees not to provide or disclose to a THIRD PARTY any MATERIALS without the written permission of MEDIMMUNE.

        4.2 After the date of this Agreement, subject to Section 2.9, IXSYS agrees not to provide or disclose to a THIRD PARTY any ASSIGNED MATERIALS AND INFORMATION without the written permission of MEDIMMUNE.

        4.3 During the term of this Agreement, it is contemplated that each party will disclose to the other party confidential information which is owned or controlled by the party providing such information or which that party is obligated to maintain in confidence and which is designated by the party providing such information as confidential ("Confidential Information"). Each party shall have the right to refuse to accept the other party's Confidential Information. Each party agrees to retain the other party's Confidential Information in confidence, to limit disclosure of any such Confidential Information to its officers, directors, employees, consultants,


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sublicensees and permitted assigns on a need to know basis, to use the other party's Confidential Information only for the purposes of this Agreement, and not to disclose any such Confidential Information to any other person or entity without the prior written consent of the party providing such Confidential Information. For the avoidance of doubt ASSIGNED MATERIALS AND INFORMATION are Confidential Information of MEDIMMUNE.

        4.4 The obligations of confidentiality and non-use of Sections 4.1, 4.2 and 4.3 will not apply to:

               (i) Confidential Information generally known to the public prior to its disclosure hereunder; or

               (ii) Confidential Information that subsequently becomes known to the public by some means other than a breach of this Agreement;

               (iii) Confidential Information that is subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure; or

               (iv) is approved for release by the parties.


        4.5 Neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities expressly permitted by this Agreement and ordinary and customary business operations, and (b) to a third party in connection with (i) an equity investment in such party, (ii) a merger, consolidation, change in control or similar transaction by such party, or (iii) the transfer or sale of all or substantially all of the assets of such party. Notwithstanding the foregoing, prior to execution of this Agreement the parties have agreed upon the substance of information that may be used to describe the terms and conditions of this transaction, and each party may disclose such information, as modified by mutual written agreement of the parties, without the consent of the other party.

        4.6 The obligations of this Section 4 shall not apply to the extent that a party is required to disclose information by applicable law, regulation or bona fide legal process, provided that the party required to make the disclosure takes reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable prior notice to the other party.

        4.7 Notwithstanding the foregoing, MEDIMMUNE shall have the right to disclose Confidential Information of IXSYS to a THIRD PARTY with whom MEDIMMUNE has or proposes to enter into a business relationship and who undertakes an obligation of confidentiality and non-use with respect to such information, at least as restrictive as the obligation under this Section 4.

        4.8 The parties' obligations under this Section 4 shall terminate five
(5) years after the expiration or termination of this Agreement.

        SECTION 5 - ROYALTIES.

        5.1 During the ROYALTY PERIOD, MEDIMMUNE shall pay royalties to IXSYS for PRODUCTS as follows:

            (a) *** of that portion of NET SALES of PRODUCTS in a calendar year up to the DESIGNATED AMOUNT;



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            (b) *** of that portion of NET SALES of PRODUCTS in a calendar year above the DESIGNATED AMOUNT.

            The cumulative NET SALES for a calendar year shall be calculated based on worldwide NET SALES.

        5.2 In the event that a PRODUCT is sold in combination with a therapeutically active component that is not a PRODUCT (such combination being a "Combination Product"), then NET SALES of such Combination Product upon which a royalty is paid shall be subject to the following adjustment. If the PRODUCT and the other therapeutically active component are sold separately in a country, then NET SALES of such Combination Product in such country upon which a royalty is paid shall be multiplied by the fraction A/A+B, where A equals the average sales price of such PRODUCT sold separately in such country, and B equals the average sales price of the other therapeutically active component sold separately in such country. Otherwise, the parties shall enter into good faith negotiations and attempt to reach mutual agreement to determine an appropriate adjustment to the NET SALES of such Combination Product in a country to reflect the relative contributions of the PRODUCT and the other therapeutically active component to the value of the Combination Product in such country. If such mutual agreement is not reached within ninety (90) days after commencement of such negotiations, then the NET SALES of such Combination Product in such country shall be determined by binding arbitration under Section 11.2.

        5.3 MEDIMMUNE shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to IXSYS. Such books of account, with all necessary supporting data, shall be kept at their principal place of business, and


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for the three (3) years next following the end of the calendar year to which each pertains, shall be open for inspection by an independent certified accountant selected by IXSYS and reasonably acceptable to MEDIMMUNE upon reasonable notice during normal business hours at IXSYS' expense for the sole purpose of verifying royalty statements or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying royalties and shall be treated as MEDIMMUNE Confidential Information subject to the obligations of this Agreement.

        5.4 With each quarterly payment, MEDIMMUNE shall deliver to IXSYS a full and accurate accounting of the calculation of the royalties owing hereunder to include at least the following information:

            (a) Quantity of each PRODUCT subject to royalty sold (by country) by MEDIMMUNE, its AFFILIATES and SUBLICENSEES;

            (b) NET SALES for each PRODUCT (by country);

            (c) The calculation of the gross royalties (before deductions) for each PRODUCT (by country) and any deductions, offsets and credits therefrom; and

            (d) Total royalties payable to IXSYS for each PRODUCT (by country) and the total royalties payable to IXSYS for all PRODUCTS (for all countries).

        5.5 In each year the amount of royalty due shall be calculated quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an "ACCOUNTING PERIOD") and shall be paid quarterly within the sixty (60) days next following such date. Every such payment shall be supported by the accounting prescribed in Section 5.4 and shall be made in United States currency. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the average of the rate of

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

exchange (local currency per US$1) published in the Western Edition of The Wall Street Journal under the caption "Currency Trading" for the last business day of each month during the applicable ACCOUNTING PERIOD.

        5.6 If the transfer of or the conversion into United States Dollar equivalent of any remittance due hereunder is not lawful or possible in any country, such remittance shall be made by the deposit thereof in the currency of the country to the credit and account of IXSYS or its nominee in any commercial bank or trust company located in that country, prompt notice of which shall be given to IXSYS. IXSYS shall be advised in writing in advance by MEDIMMUNE and provide to MEDIMMUNE a nominee, if so desired.

        5.7 Any tax required to be withheld by MEDIMMUNE under the laws of any foreign country for the account of IXSYS shall be promptly paid by MEDIMMUNE for and on behalf of IXSYS to the appropriate governmental authority, and MEDIMMUNE shall furnish IXSYS with proof of payment of such tax. Any such tax actually paid on IXSYS' behalf shall be deducted from royalty payments due IXSYS.

        5.8 Only one royalty shall be due and payable under each of the applicable subsections under this Section 5 for the manufacture, use and sale of a PRODUCT irrespective of the number of patents or claims thereof which cover the manufacture, use and sale of such PRODUCT.

        5.9 (a) MEDIMMUNE shall pay to IXSYS the following milestone payments upon the occurrence of the following events with respect to a PRODUCT:

        EVENT                                                          PAYMENT

        (i) Demonstration in the ***
        model that a PRODUCT has a ***
        as compared to ***


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                                 -17-

        ***                                                           $ ***

        (ii) Demonstration in the ***
        model that a PRODUCT has a ***
        as compared to ***                                            $ ***

        (iii) Filing an IND (or its foreign equivalent) for a
        PRODUCT                                                       $ ***

        (iv) Obtains approval of a Biologics License Application
        (or its foreign equivalent) for a PRODUCT                     $ ***

            (b) The milestone payments under Section 5.9(a) are due and payable sixty (60) days after the applicable milestone occurs.

            (c) *** of all milestone payments paid under Section 5.9(a) are creditable against up to *** of each royalty payment that is to be made pursuant to Section 5.1 until the full amount of such credit has been taken.

            (d) The total payment under Section 5.9(a)(i) and 5.9(a)(ii) shall not exceed ***, and the total milestone payments for any and all PRODUCT shall not exceed ***.

        SECTION 6 - WARRANTIES.

        6.1 Each of IXSYS and MEDIMMUNE warrants and represents to the other that:

            (a) it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

            (b) it has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and


*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

            (c) this Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms.

        6.2 IXSYS represents and warrants to MEDIMMUNE that:

            (a) it has not previously granted and, prior to expiration or termination of this Agreement, will not grant any rights in the EXISTING IXSYS PATENTS, ASSIGNED PATENTS, MATERIALS, and ASSIGNED MATERIALS AND INFORMATION that conflict with the rights and licenses granted to MEDIMMUNE herein;

            (b) all persons performing research by or on behalf of IXSYS under the PROGRAM will be obligated to assign to IXSYS (for re-assignment to MEDIMMUNE hereunder), the ownership of ASSIGNED MATERIALS AND INFORMATION, the ASSIGNED PATENTS and all other intellectual property rights arising therefrom.

        6.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTIONS 6.1 and 6.2, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF ANY PATENT RIGHTS ISSUED OR PENDING.

        SECTION 7 - INDEMNIFICATION.

        7.1 MEDIMMUNE agrees to indemnify and hold harmless IXSYS, its directors, officers, employees and agents (collectively, the "Indemnitees") from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any third party arising from (a) the research, development, manufacture, use or sale of ANTIBODIES or PRODUCTS by MEDIMMUNE, its AFFILIATES or SUBLICENSEES, (b) the use of PRODUCTS by any purchasers thereof, (c) the use by MEDIMMUNE, its AFFILIATES or SUBLICENSEES of the EXISTING IXSYS PATENTS, the ASSIGNED MATERIALS AND INFORMATION or the ASSIGNED PATENTS, (d) any act or omission by MEDIMMUNE, its AFFILIATES OR SUBLICENSEES the effect of which would cause IXSYS to be in breach of its obligations under the license agreements described in Section 3.1(b) (without regard to any applicable cure or notice requirements thereof, or (e) patent infringement by IXSYS during the PROGRAM based on a claim that an ANTIBODY or ligand or assay provided by MEDIMMUNE to IXSYS infringes a patent of a THIRD PARTY.

        7.2 If any such claims or actions are made, IXSYS shall be defended at MEDIMMUNE's sole expense by counsel selected by MEDIMMUNE and reasonably acceptable to IXSYS provided that IXSYS may, at its own expense, also be represented by counsel of its own choosing.

        7.3 MEDIMMUNE's indemnification under Section 7.1 shall not apply to the extent any loss, liability, damage or expense is attributable to the gross negligence or intentional misconduct of the Indemnitees.

        7.4 MEDIMMUNE may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding that diminishes the rights or interests of the Indemnitees without the express written consent of the Indemnitees.


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

        7.5 IXSYS shall notify MEDIMMUNE promptly of any claim, demand, action or other proceeding under Section 7.1 and shall reasonably cooperate with all reasonable requests of MEDIMMUNE with respect thereto.

        SECTION 8 - ASSIGNMENT; SUCCESSORS.

        8.1 This Agreement shall not be assigned or otherwise transferred (in whole or in part, whether voluntarily, by operation of law or otherwise) by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder to an AFFILIATE or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction, provided that such assignment by IXSYS does not cause the termination of the rights and licenses granted to MEDIMMUNE under this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 8.1 shall be void.

        8.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of MEDIMMUNE and IXSYS.

        SECTION 9 - TERM AND TERMINATION.

        9.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Section 9.2 or 9.3 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect until MEDIMMUNE has no further



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

royalty obligation hereunder at which time MEDIMMUNE shall have a fully paid up, non-cancelable, nonexclusive license to make, have made and use MATERIALS to research, develop, make, have made, use, import, export, sell, offer to sell, or have sold PRODUCTS.

        9.2 MEDIMMUNE shall have the right to terminate this Agreement upon ninety (90) days prior written notice to IXSYS.

        9.3 IXSYS shall have the right to terminate this Agreement if and only if MEDIMMUNE breaches its obligations under Section 5 or 7. If such a breach shall occur, IXSYS shall provide MEDIMMUNE with written notice of such breach and if such breach is not cured within thirty (30) days after such written notice, IXSYS may terminate this Agreement by written notice to MEDIMMUNE, provided such written notice is given within thirty (30) days after the expiration of such initial thirty (30) day period.

        9.4 Upon any termination of this Agreement, MEDIMMUNE, at its option, shall be entitled to sell any completed inventory of PRODUCT which remains on hand as of the date of the termination, so long as MEDIMMUNE pays to IXSYS the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

        9.5 In the event that this Agreement is terminated under Section 9.2 or 9.3, any sublicense granted under this Agreement shall remain in full force and effect as a direct license between IXSYS and the SUBLICENSEE under the terms and conditions of the sublicense agreement, subject to the SUBLICENSEE agreeing to be bound to IXSYS under such terms and conditions within thirty (30) days after IXSYS provides written notice to the SUBLICENSEE of the termination of this Agreement. At the request of MEDIMMUNE, IXSYS will acknowledge to a SUBLICENSEE IXSYS' obligations to the SUBLICENSEE under this paragraph.



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

        9.6 The provisions of Sections 2.8, 2.9, 3.4(c), 4, 7, 9.4, 9.5 and 9.6
shall survive any expiration or termination of this Agreement.

        9.7 Upon expiration or termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such expiration or termination.

        9.8 All rights and licensing granted under or pursuant to this Agreement by IXSYS to MEDIMMUNE are, and shall irrevocably be deemed to be, "intellectual property" as defined in Section 101(56) of the Bankruptcy Code. In the event of the commencement of a case by or against either party under any Chapter of the Bankruptcy Code, this Agreement shall be deemed an executory contract and all rights and obligations hereunder shall be determined in accordance with Section 365(n) thereof. Unless a party rejects this Agreement and the other party decides not to retain its rights hereunder, the other party shall be entitled to a complete duplicate of (or complete access to, as appropriate) all intellectual property and all embodiments of such intellectual property held by the party and the party shall not interfere with the rights of the other party, which are expressly granted hereunder, to such intellectual property and all embodiments of such intellectual property from another entity. Further, this Agreement shall be deemed, upon presentation to another entity, to be the same as an express instruction by the party to such other entity to provide such intellectual property and all embodiments of such intellectual property directly to the other party. Without limiting the foregoing provisions in this paragraph, the other party shall be entitled to all post-bankruptcy-petition improvements, updates, or developments of intellectual property created hereunder. If such intellectual property is not fully developed as of the commencement of any bankruptcy case, the other party shall have the right to complete development of the property.


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

        SECTION 10 - FORCE MAJEURE.

        10.1 No failure or omission by the parties hereto in the performance of any obligation of this Agreement (other than an obligation for the payment of money) shall be a breach of this Agreement, nor shall it create any liability, if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the party in question: acts of God; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like; provided that the party so affected shall use its commercially reasonable efforts to avoid or remove such causes or nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

        SECTION 11 - GENERAL PROVISIONS.

        11.1 The relationship between IXSYS and MEDIMMUNE is that of independent contractors. IXSYS and MEDIMMUNE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. IXSYS shall have no power to bind or obligate MEDIMMUNE in any manner. Likewise, MEDIMMUNE shall have no power to bind or obligate IXSYS in any manner.

        11.2 Any matter or disagreement under Section 5.2, which this Agreement specifies is to be resolved by arbitration shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the arbitrator shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section shall be held in San Diego, California or such other place as may be mutually agreed upon in writing by the parties. The prevailing party in any such arbitration shall be entitled to recover from the other party all reasonable attorneys' fees and costs incurred by the prevailing party in connection therewith.

        11.3 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

        11.4 This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the conflicts of law principles thereof.

        11.5 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

        11.6 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

        11.7 Any notices given pursuant to this Agreement shall be in writing, delivered by any means, addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


        IXSYS, INC.                                       MEDIMMUNE, INC.


By: /s/ Janine M. Taylor                           By:  /s/ David M. Mott

Name: Janine M. Taylor                             Name: David M. Mott

Title: President & Chief                           Title: Vice Chairman &
Operating Officer                                  Chief Financial Officer


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